Exhibit 15.4

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

March 31, 2021

TOTAL SE

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Ladies and Gentlemen:

We hereby consent to the reference to our firm contained in the sections entitled “Assessment process for reserves” and “Statements by experts” of TOTAL SE’s Annual Report on Form 20-F for the year ended December 31, 2020 (the Form 20-F), and to the inclusion as an exhibit to the Form 20-F of our third-party report dated January 20, 2021, concerning our estimates of the net proved oil, condensate, and gas reserves, as of December 31, 2020, of certain fields attributable to or controlled by PAO Novatek (the Third-Party Report). We also consent to the incorporation by reference of the reference to DeGolyer and MacNaughton in the Form 20-F and of the Third-Party Report in the Registration Statements on Form F-3 (File Nos. 333-224307, 333-224307-01, 333-224307-02, and 333-224307-03) of TOTAL SE, Total Capital International, Total Capital Canada Ltd., and Total Capital and in the Registration Statements on Form S-8 (File No. 333-23800) of TOTAL SE.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716